                                EXHIBIT 5.2

         Opinion of Cohen, Shapiro, Polisher, Shiekman and Cohen regarding limited liability of shareholders

                                  LAW OFFICES
                  COHEN, SHAPIRO, POLISHER, SHIEKMAN AND COHEN
                                 PSFS BUILDING
                              12 SOUTH 12TH STREET
                     PHILADELPHIA, PENNSYLVANIA 19107-3981
                                 (215) 922-1300
                              FAX: (215) 592-4329

MICHAEL J. KLINE                                   NEW JERSEY OFFICE
DIRECT DIAL: (215) 351-2061                 PRINCETON PIKE CORPORATE CENTER
                                            1009 LENOX DRIVE - BUILDING FOUR
                                            LAWRENCEVILLE, NEW JERSEY 08648-2313
                                                      (609) 895-1600
                                                    FAX: (609) 895-1329




                               July 19, 1995

Pennsylvania Real Estate Investment Trust
455 Pennsylvania Avenue, Suite 135
Fort Washington, Pennsylvania  19034

         RE:  Registration Statement on Form S-3

Gentlemen:

    You have requested our opinion and consent with respect to certain matters set forth in the Registration Statement which has been filed on even date herewith by Pennsylvania Real Estate Investment Trust with the Securities and Exchange Commission on Form S-3, under the Securities Act of 1933, as amended (the "Registration Statement").

    We have reviewed the discussion set forth in the Registration Statement under the headings "DESCRIPTION OF PREFERRED SHARES OF BENEFICIAL INTEREST - Limited Liability of Shareholders" and "DESCRIPTION OF SHARES OF BENEFICIAL INTEREST - Limited Liability of Shareholders," and it is our opinion that, subject to the limitations, qualifications and exclusions expressed therein, such discussion accurately describes the liability considerations of shareholders covered therein.

    We hereby consent to (i) the use of this letter as part of the Registration Statement and (ii) the reference to this firm in the Registration Statement under the headings "DESCRIPTION OF PREFERRED SHARES OF BENEFICIAL INTEREST - Limited Liability of Shareholders" and "DESCRIPTION OF SHARES OF BENEFICIAL INTEREST - Limited Liability of Shareholders."

                                       Sincerely,

                                       COHEN, SHAPIRO, POLISHER,
                                       SHIEKMAN AND COHEN